UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2018

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On May 9, 2018, Adesto Technologies Corporation, a Delaware corporation (the “Company”) completed its acquisition of 100% of the issued capital (the “Acquisition”) of S3 Asic Semiconductors Limited, a private company limited by shares and incorporated in Ireland (“S3”), pursuant to the Share Purchase Agreement dated as of May 9, 2018 (the “Agreement”).

This amendment on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on May 15, 2018 (the “Original Report”), solely to satisfy its obligations to provide the audited financial statements and pro forma financial information required by Item 9.01 of the Form 8-K. The financial statement filed within this Form 8-K/A should be read in conjunction with the Original Report.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited Consolidated Statement of Assets Acquired and Liabilities Assumed (the “Audited Statement”) as of May 9, 2018 of S3 with respect to the Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

(d)  Exhibits.

Exhibit No.	Description.
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited Consolidated Statement of S3 Asic Semiconductors Limited Assets Acquired and Liabilities Assumed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adesto Technologies Corporation

Date: June 26, 2018	By:	/s/ Ron Shelton
	Name:	Ron Shelton
	Title:	Chief Financial Officer and Secretary